UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01. Entry into a Material Definitive Agreement.

9.00% Senior Notes due 2029

As previously announced, on December 3, 2024, Ready Capital Corporation (the “Company”), Sutherland Partners, L.P. (the “Operating Partnership”), the Company’s operating partnership subsidiary, and Waterfall Asset Management, LLC entered into an Underwriting Agreement with Morgan Stanley & Co. LLC, Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company $130.0 million aggregate principal amount of the Company’s 9.00% Senior Notes due 2029 (the “Notes”), which includes the $15.0 million aggregate principal amount of the Notes issued pursuant to the exercise by the Underwriters of their over-allotment option in part. The Underwriting Agreement was previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on December 6, 2024. The issuance and sale of the Notes was completed on December 10, 2024. The net proceeds from the sale of the Notes were approximately $ $125.4 million, after deducting underwriters’ discounts and commissions and estimated offering expenses. The Company will contribute the net proceeds from the sale of the Notes to the Operating Partnership, the Company’s operating partnership subsidiary, in exchange for the issuance by the Operating Partnership to the Company of a senior unsecured note with terms that are substantially equivalent to the terms of the Notes. The Operating Partnership intends to use the net proceeds to originate or acquire target assets consistent with the Company’s investment strategy, for general corporate purposes, and to temporarily reduce borrowings outstanding under our loan repurchase agreements or credit facilities. Prior to these anticipated uses, the Operating Partnership may invest the net proceeds in interest-bearing, short-term investments, including money market accounts, in each case that are consistent with the Company’s intention to continue to qualify as a real estate investment trust. The issue price to investors was $25 per Note. The Notes were issued in minimum denominations of $25 and integral multiples of $25.

Indenture

General

The Company issued the Notes under a base indenture, dated August 9, 2017 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019 (the “Third Supplemental Indenture”), and the Ninth Supplemental Indenture thereto, dated as of December 10, 2024 (the “Ninth Supplemental Indenture,” and together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

Interest

The Notes bear interest at a rate of 9.00% per annum, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2025. The Notes will mature on December 15, 2029, unless earlier repurchased or redeemed.

Redemption

The Company may not redeem the Notes prior to December 15, 2026.  On or after December 15, 2026, the Company may redeem for cash all or any portion of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date.

If the Company undergoes a change of control repurchase event, holders may require the Company to purchase the Notes, in whole or in part, for cash at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, as described in greater detail in the Indenture.

No “sinking fund” will be provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

Ranking

The Notes are the Company’s senior direct unsecured obligations and will not be guaranteed by any of its subsidiaries. The Notes rank (i) equal in right of payment to any of the Company’s existing and future unsecured and unsubordinated indebtedness, (ii) effectively junior in right of payment to any of the Company and its subsidiaries existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iii) structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of the Company’s subsidiaries.

Events of Default

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable.

Listing

The Notes have been approved for listing on the New York Stock Exchange under the symbol "RCD" and trading of the Notes is expected to commence thereon within 30 days after the date hereof.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed or incorporated as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
4.1*	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017)
4.2*	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2019)
4.3	Ninth Supplemental Indenture, dated as of December 10, 2024, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association, as trustee
4.4	Form of 9.00% Senior Note (included in Exhibit 4.3)
5.1	Opinion of Alston & Bird LLP
8.1	Opinion of Alston & Bird LLP regarding certain tax matters
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP regarding certain tax matters (included in Exhibit 8.1)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: December 10, 2024	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer